UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 9, 2002

                               MAXWORLDWIDE, INC.

             (Exact name of registrant as specified in its charter)



             Delaware                   000-49906           46-0487484
------------------------------        ------------      ------------------
(State or other jurisdiction          (Commission       (IRS Employer
of incorporation or organization)     File Number)      Identification No.)

4499 Glencoe Avenue
Marina del Rey, California                            90292


               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 751-0200

                                       N/A
         (Former name or former address, if changed since last report.)


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Item 4. Changes in Registrant's Certifying Accountant.

Effective July 9, 2002, L90, Inc. (the "Company") appointed
PricewaterhouseCoopers LLP ("PwC") as its new independent public accountants for the year ending December 31, 2002.

During the years ended December 31, 2001 and 2000 and through July 9, 2002, the Company has not consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, in respect of which either a written report was provided to the Company or oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.



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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





July 16, 2002                       MaxWorldwide, Inc.
                                    a Delaware corporation


                                    By: /s/ Peter M. Huie
                                       ---------------------------------
                                    Peter M. Huie, General Counsel, Vice
                                    President of Corporate Affairs,
                                    Secretary


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